UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 18, 2013

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)

In response to concerns expressed by significant institutional investors, and in accordance with the recommendation of Pearl Meyer & Partners, LLC, the independent Compensation Consultant to the Company’s Compensation Committee, on October 18, 2013, the Company announced that it had reached agreements (collectively, the “Second Amendments”) with its Chief Executive Officer, Larry A. Mizel, and its Chief Operating Officer, David D. Mandarich (collectively, the “Executive Officers”), for the early termination of the Retirement Benefits contained in their respective Employment Agreements restated as of August 1, 2008, as amended on March 8, 2012. Pursuant to the Second Amendments, the Company will pay each of Mr. Mizel and Mr. Mandarich a deferred lump sum in the amount of $14,803,349 and $15,992,254, respectively, in full satisfaction of their past, present and future Retirement Benefits. These payments, which equal the amounts accrued on the books of the Company through June 30, 2013 with respect to the Company’s estimated liability to pay Retirement Benefits, will be made to the Executive Officers on October 20, 2014. As a result of the termination of the Retirement Benefits, the Company will no longer incur ongoing Retirement Benefit accruals.

The deductibility of the Second Amendment payments for tax purposes under IRC Sec. 162(m) will be determined at the end of the taxable year in which the payments are made. However, because the Company believes that it is more likely than not that the payments will not be deductible, as part of its 2013 fourth quarter income tax expense determination, the Company will record a reserve of approximately $11.9 million against its deferred tax asset. Whether or not the payments are deductible under IRC Sec. 162(m), the Board of Directors believes that the early termination of the Retirement Benefits is in the best interests of the Company and its shareholders.

The Second Amendments to the Employment Agreements are filed herewith and incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Employment Agreement of Larry A. Mizel, dated October 18, 2012.

Exhibit 10.2	Second Amendment to Employment Agreement of David D. Mandarich, dated October 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________________

M.D.C. HOLDINGS, INC.

Dated: October 18, 2013	By:	/s/Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

 INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Employment Agreement of Larry A. Mizel, dated October 18, 2012.

Exhibit 10.2	Second Amendment to Employment Agreement of David D. Mandarich, dated October 18, 2012.